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                                                                    EXHIBIT 10.1

                       AMENDMENT TO STOCK BONUS AGREEMENT

         This Amendment to Stock Bonus Agreement ("Amendment") is entered into between BancorpSouth, a Mississippi corporation (the "Company"), and James V. Kelley ("Kelley") on this 24th day of July, 2000.

                                    RECITALS

         WHEREAS, the Company and Kelley entered into a Stock Bonus Agreement on April 16, 2000 (the "Stock Bonus Agreement") in connection with the execution of an Agreement and Plan of Merger by and between the Company and First United Bancshares, Inc., an Arkansas corporation; and

         WHEREAS, the Stock Bonus Agreement contains certain terms and requirements limiting the areas in which Kelley may enter into or engage in certain activities in competition with the Company in the event the stock Bonus Agreement is terminated; and

         WHEREAS, Kelley and the Company wish to clarify and modify the Stock Bonus Agreement with respect to the areas in which Kelley may enter into or engage in activities in competition with the Company upon termination of the Stock Bonus Agreement;

         NOW, THEREFORE, in consideration of the premises and mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Kelley and the Company hereby agree as follows:

1. The Stock Bonus Agreement is hereby amended by deleting Section 6(a) thereof in its entirety and substituting the following therefor:

                  (a) Noncompetition. Kelley agrees that, upon termination of this Agreement for any cause whatsoever other than a "change in control," as defined in Section 7(c) hereof, of the Company, he will not directly or indirectly, as principal, agent, employee or in any other capacity, during the Noncompetition Period (as hereinafter defined), enter into or engage in the same business now being carried on by First United or of any majority-owned subsidiary, trade or business of First United (each a "Subsidiary" whether or not incorporated) or as may be carried on by First United or a Subsidiary from the date hereof to the date of Kelley's termination, within a fifty (50) mile radius extending in all directions from any office or location where First United or a Subsidiary is actively engaged



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         in a business immediately prior to the Closing Date (the
         "Noncompetition Area"). Notwithstanding the foregoing after termination of this Agreement, the Noncompetition Area shall not include the areas within White, Washington, Benton, Faulkner, and Pulaski counties of the state of Arkansas. Further, during the Noncompetition Period, Kelley will not solicit the customers of the Company or a Subsidiary whether such business is within the Noncompetition Area or the counties listed in the preceding sentence.

2. No Further Modification. Except as modified by this Amendment, the Stock Bonus Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, this Amendment has been executed as of the date first above written.

                                        BANCORPSOUTH, INC.:

                                        By:  /s/ Aubrey B. Patterson
                                             -----------------------------------
                                        Name: Aubrey B. Patterson
                                              ----------------------------------
                                        Its: Chief Executive Officer
                                             -----------------------------------


                                        JAMES V. KELLEY:


                                        /s/ James V. Kelley
                                        ----------------------------------------
                                        James V. Kelley